Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of May 5, 2026 (the “Effective Date”), is entered into by and between BLUE GOLD LIMITED, a Cayman Islands exempted company with its registered office located at 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands (the “Company”); and KAELA RITCHIE, a natural person (the “Lender”). As used herein, the term “Parties” shall be used to refer to the Company and the Lender together.

WHEREAS:

A. Pursuant to that certain Facility Agreement, dated as of January 10, 2026 (the “Facility Note”), by and between the Lender and the Company, the Company has borrowed from Lender an aggregate outstanding amount of $2,042,132 (reflecting all principal, plus all interest accrued and unpaid thereon to the date of this Agreement) (“Indebtedness”).

B. The Lender and the Company desire to exchange (the “Exchange”) the Facility Note and the entire outstanding amount of the Indebtedness reflected in the Facility Note on the basis and subject to the terms and conditions set forth in this Agreement, for 2,042,132 Class A ordinary shares, par value $0.0001 per share, of the Company (the “Exchange Shares”).

C. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, in consideration of the premises and for the good and valuable consideration, the parties hereby agree as follows:

1.0 Exchange of Facility Note. On the Effective Date, subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Lender shall convey, assign and transfer the Facility Note to the Company in exchange for which the Company shall issue the Exchange Shares to the Lender. Immediately following the delivery of the Exchange Shares to the Lender, the Lender shall relinquish all rights, title and interest in the Indebtedness (including any claims the Lender may have against the Company related thereto) and assign the same to the Company, and the Indebtedness and Facility Note shall be deemed canceled and the Facility Note of no further force or effect. The Parties agree that, notwithstanding anything to the contrary herein, assuming the accuracy of the representations and warranties of each of the Company and the Lender set forth in Sections 2 and 3 of this Agreement, respectively, the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act. Within sixty (60) days following the Effective Date, the Company shall file a new registration statement on Form F-1, or another appropriate form, to register for resale the Exchange Shares, and use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

2.0 Representations of the Company. The Company hereby makes to the Lender the following representations and warranties as of the Effective Date:

2.01 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies generally.

2.02 No Conflicts. The execution, delivery and performance of this Agreement and the issuance of the Exchange Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s memorandum and articles of incorporation, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary thereof is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject, or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the Company or its business or financial condition.

2.03 Filings, Consents and Approvals. The Company is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance by the Company of this Agreement, including without limitation the issuance of the Exchange Shares.

2.04 No Consideration Paid. No consideration, commission or other remuneration has been paid by the Lender to the Company, its subsidiaries or any of their agents or affiliates in connection with the Exchange.

2.05 Section 3(a)(9). The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Agreement to be integrated with prior offerings of securities by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Shares to the Lender pursuant to Section 3(a)(9) of the Securities Act. The Company has not taken any action that would cause the Exchange, issuance and delivery of the Exchange Shares to be integrated with other offerings to the effect that the delivery of the Exchange Shares to the Lender would be exempt from the registration requirements under the Securities Act pursuant to Section 3(a)(9) thereof.

3.0 Representations of the Lender. The Lender hereby makes to the Company the following representations and warranties as of the Effective Date:

3.01 Reliance on Exemptions. The Lender understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Exchange Shares.

3.02 No Governmental Review. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Exchange Shares or the fairness or suitability of the investment in the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Exchange Shares.

3.03 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Lender and shall constitutes the legal, valid and binding obligations of the Lender enforceable against the Lender in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies generally.

3.04 No Conflicts. The execution, delivery and performance by the Lender of this Agreement, and the consummation by the Lender of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Lender or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Lender is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Lender, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Lender to perform Lender’s obligations hereunder.

3.05 Investment Risk; Sophistication. The Lender is acquiring the Exchange Shares hereunder in the ordinary course of Lender’s business. The Lender has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risk of such investment. The Lender is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

3.06 Ownership of Existing Securities. The Lender owns the Facility Note, free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws) and has the requisite power and authority to enter into and perform Lender’s obligations under this Agreement and to consummate the transactions contemplated hereby.

4.0 Miscellaneous.

4.01 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

4.02 Effect of Invalidity. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.03 Matter of Further Assurances and Cooperation. The Lender and the Company hereby agree and the Company further agrees that it shall provide further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement without unreasonable delay.

4.04 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the Parties to this Agreement.

4.05 Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the Parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten, with respect to the subject matter hereof.

4.06 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

4.07 Consent to Jurisdiction. Each of the Company and the Lender (i) hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case sitting in the County of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address, as applicable, and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.07 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Company and the Lender hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

4.08 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

[Balance of the Page Intentionally Left Blank; Signatures Follow on Subsequent Pages]

IN WITNESS WHEREOF, this Agreement is executed as of the Effective Date first set forth above.

COMPANY:

BLUE GOLD LIMITED

By:	/s/ Andrew Cavaghan
Name:	Andrew Cavaghan
Title:	CEO and Director

LENDER:

/s/ KAELA RITCHIE
KAELA RITCHIE

[Signature Page to Exchange Agreement]